EXHIBIT 24.1


                             POWER OF ATTORNEY

      Each person whose signature appears below constitutes and appoints Peter S. Lowy, Mark A. Stefanek and Irv Hepner, and each of them, his or her true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement (and to any registration statement filed pursuant to Rule 462 under the Securities Act of 1933), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

  /s/ Frank P. Lowy
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      Frank P. Lowy

  /s/ Peter S. Lowy
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      Peter S. Lowy

  /s/ Richard E. Green
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      Richard E. Green

  /s/ Mark A. Stefanek
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      Mark A. Stefanek

  /s/ Roy L. Furman
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      Roy L. Furman

  /s/ Herman Huizinga
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      Herman Huizinga

  /s/ Bernard Marcus
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      Bernard Marcus

  /s/ Larry A. Silverstein
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      Larry A. Silverstein

  /s/ Francis T. Vincent, Jr.
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      Francis T. Vincent, Jr.